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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                                USG Corporation
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                (Name of Registrant as Specified in Its Charter)
                                USG Corporation
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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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     (1) Amount Previously Paid:

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                      OUTLINE FOR PROXY SOLICITATION CALLS

COMPANY

USG is profitable market leader with great operations, quality products, strong brands and customer relationships, growing at double the rate of market growth

UPDATES ON RECENT NEWS

We have accelerated our stock buyback program. Last month the Board approved the repurchase of an additional 5 million shares, or 10%, of the outstanding stock. This will bring the total to 20% once both programs are completed.
 (see press release).

We just posted the highest first quarter results in our company's history (see press release).

We expect 2000 to be another great year for USG!

PROXY ISSUES

In general, we feel the dissidents have no agenda that will further improve our stock price. In fact, everything they say they want, USG is already doing.

Stock Performance

The management and Board share the same goal as other shareholders, MAXIMIZING THE SHARE PRICE

The market is not yet giving us full credit for our performance and that is frustrating to us too. The market has not been interested in building-related stocks or cyclicals.

However, despite investor moves away from "value" stocks, our stock price performance has been excellent compared to others in our industry. For example, from the end of 1994 to the end of 1999, $100 invested in USG stock appreciated to $244, versus a similar investment in the peer group, which only appreciated to $166.

The market may be coming back our way. Since the end of February we have beat both the S&P 500, the Dow and the Value Line Building Materials group (2/29/00 - 4/19/00)

-   USG                + 24.4%
-   Dow                +  5.4%
-   Value Line         +  5.4%
-   S&P 500            +  4.5%


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Among those investing in the building materials sector, we are getting recognition. We have outperformed our peers. Since January 1, USG's stock has done better than other companies in our sector by a wide margin, for example:

     -    USG beat Lafarge by 24%
     -    Beat Owens Corning by 28%
-    Beat Armstrong by 50%

In the meantime, we are taking advantage of the opportunity to acquire significant amounts of stock at attractive prices.

     -    3.4 million shares (about 7 1/2%) in the past 6 months
-    Another 5 million share buy-back authorized

Election of Directors

     - This is an experienced, diverse and talented group; 11 of 13 directors are outsiders, current slate of nominees well qualified to continue:

-    1 is a successful entrepreneur and investor (Keith Brown)
-    1 is a senior executive/Director of BP Amoco (Doug Ford)
- 2 are former Chairmen of FORTUNE 500 companies (Jim Cotting, Navistar and Jack Schwemm (R.R. Donnelley)
     - More than half their compensation is in the form of stock; exceeds the CALPERS guidelines; share ownership among the Board is up; no Board members have sold stock
- These candidates are part of an effective Board that has helped achieve the stellar results at USG

Cash flow allocation
- Committed to a capital allocation that is in the best interests of shareholders - we consider both long term and short term stock value

- We have adjusted our allocation recently to reflect the investment opportunity inherent in our current stock price; about half our cash flow has gone to stock repurchases and dividends over the past six months

Executive Compensation
     - Absolutely aligned with shareholder interests; management stake is increasing
- The top five executives have increased ownership by nearly 250,000 shares in the past four years
- We practice "pay for performance" at USG; for our top executives, 2/3 of their compensation is at risk and 50 percent is tied to stock performance
     -    Compensation established by committee of outside directors

Shareholder Rights Plan
     -    It protects shareholders from unfair, coercive offers


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     -    USG's rights plan is very typical; 1900 companies have them
     - Rights plans do not prevent takeovers - companies with Rights Plans are taken over at about the same rate as companies without Plans

     - But - companies with plans historically receive 8% more than those without Plans in a takeover

RECENT PERFORMANCE

Outstanding profitability and returns
     -    Record earnings (5 year CAGR of 34% )
     -    Cash flow (5 year CAGR of 26% )
     -    ROI (#20 in ROE among Fortune 500)

Returned the company to financial strength (reduced debt by $1 billion, achieved investment grade ratings)

Positioned the company for future growth (invested in lower cost capacity, introduced new products, established strategic partnership, growing distribution business, leveraging strong brands)

Have begun delivering significant cash returns directly to shareholders with cash dividends and share repurchases

CONCLUSION

We urge you to vote for our slate of Directors and against proposal 4 (Rights
Plan), which if adopted, could inhibit your Board of Director's ability to negotiate with potential suitors.

Again, we share your disappointment over the valuation the market has assigned to our company. We manufacture and sell real things, at record profits and believe value investing will come our way again soon.

Thank you for your time, consideration and continued support.




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